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                                                                     Exhibit 4.1

                              JABIL CIRCUIT, INC.

                            2002 STOCK INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company's business. Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Awards, Performance Units, Performance Shares or Stock Appreciation Rights.

     2. Definitions. As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or any Committee or person as shall be administering the Plan, in accordance with Section 4 of the Plan.

         (b) "Applicable Law" means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted

         (c) "Award" means an Option, Stock Appreciation Right, Stock Award, Performance Unit or Performance Share granted under the Plan.

         (d) "Award Agreement" means a written agreement by which an Award is evidenced.

         (e) "Board" means the Board of Directors of the Company.

         (f) "Change in Control" means the happening of any of the following:

             (i) When any "person," as such term is used in Sections 13 (d) and 14 (d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

             (ii) The occurrence of a transaction requiring stockholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

         (g) "Change in Control Price" means, as determined by the Board,

             (i) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or

             (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or

             (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

         (h) "Code" means the Internal Revenue Code of 1986, as amended.

         (i) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.
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         (j) "Common Stock" means the Common Stock, $.001 par value, of the
     Company.

         (k) "Company" means Jabil Circuit, Inc., a Delaware corporation.

     (1) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, including without limitation nonEmployee Directors who are paid only a director's fee by the Company or who are compensated by the Company for their services as non-Employee Directors. In addition, as used herein, "consulting relationship" shall be deemed to include service by a non-Employee Director as such.

     (m) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee.

     (n) "Covered Stock" means the Common Stock subject to an Award

     (o) "Date of Grant" means the date on which the Administrator makes the determination granting the Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

     (p) "Date of Termination" means the date on which a Grantee's Continuous Status as an Employee or Consultant terminates.

     (q) "Director" means a member of the Board.

     (r) "Disability" means total and permanent disability as defined in Section 22 (e) (3) of the Code.

     (s) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (u) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be


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     determined in good faith by the Administrator.

     (v) "Grantee" means an individual who has been granted an Award.

     (w) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (x) "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

         (y) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (z) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (aa) "Option" means a stock option granted under the Plan.

         (bb) "Parent" means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company holds at least 50 percent of the voting shares of one of the other corporations in such chain.

         (cc) "Performance Period" means the time period during which the performance goals established by the Administrator with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

         (dd) "Performance Share" has the meaning set forth in Section 9 of the Plan.

         (ee) "Performance Unit" has the meaning set forth in Section 9 of the Plan.

         (ff) "Plan" means this 2002 Stock Incentive Plan.

         (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (hh) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         (ii) "Stock Appreciation Right" or "SAR" has the meaning set forth in
     Section 7 of the Plan.

         (jj) "Stock Grant" means Shares that are awarded to a Grantee pursuant to Section 8 of the Plan.

         (kk) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards under the Plan is 7,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Award expires or becomes unexercisable without having been exercised in full the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). If any Shares (whether subject to or received pursuant to an Award granted hereunder, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an Award) are withheld or applied as payment by the Company in connection with the exercise of an Award or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the

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number of Shares available, as applicable, for future Awards under the Plan. Any
Shares that are authorized to be optioned and sold under the Jabil Circuit, Inc. 1992 Stock Option Plan (the "1992 Plan") and that are not subject to options granted under the 1992 Plan and outstanding as of the date of termination of the 1992 Plan shall be available or shall increase the number of Shares available, as applicable, for Awards under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

4. Administration of the Plan.

     (a) Procedure.

         (i) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to different groups of Employees and Consultants. Except as provided below, the Plan shall be administered by
     (A) the Board or (B) a committee designated by the Board and constituted to satisfy Applicable Law.

         (ii) Rule 16b-3. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

         (iii) Section 162(m) of the Code. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

         (iv) Authorization of Officers to Grant Options. In accordance with Applicable Law, the Board may, by a resolution adopted by the Board, authorize one or more Officers to designate Officers and Employees (excluding the Officer so authorized) to be Grantees of Options and determine the number of Options to be granted to such Officers and Employees; provided, however, that the resolution adopted by the Board so authorizing such Officer or Officers shall specify the total number and the terms (including the exercise price, which may include a formula by which such price may be determined) of Options such Officer or Officers may so grant.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or an Officer, subject to the specific duties delegated by the Board to such Committee or Committee, the Administrator shall have the authority, in its sole and absolute discretion:

         (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

         (ii) to select the Consultants and Employees to whom Awards will be granted under the Plan;

         (iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

         (iv) to determine the number of shares of Common Stock to be covered by each Award granted under the Plan;

         (v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, for use under the Plan;

         (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine;

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         (vii) to construe and interpret the terms of the Plan and Awards;

         (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

         (ix) to modify or amend each Award (subject to Section 13 of the Plan);

         (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

         (xi) to determine the terms and restrictions applicable to Awards;

         (xii) to make such adjustments or modifications to Awards granted to Grantees who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

         (xiii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act; and

         (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5. Eligibility and General Conditions of Awards.

     (a) Eligibility. Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards.

     (b) Maximum Term. Subject to the following provision, the term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement; provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Administrator pursuant to Section 10 of the Plan may, if so permitted or required by the Administrator, extend more than ten years after the Date of Grant of the Award to which the deferral relates.

     (c) Award Agreement. To the extend not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement.

     (d) Termination of Employment or Consulting Relationship. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates (other than upon the Grantee's death or Disability), then, unless otherwise provided by the Award Agreement, and subject to Section 11 of the Plan:

         (i) the Grantee may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Administrator, and only to the extent that the Grantee was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified by the Administrator, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan. An Award Agreement may also provide that if the exercise of an Option following the Date of Termination would be

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     prohibited at any time because the issuance of Shares would violate
     Company policy regarding compliance with Applicable Law, then the exercise period shall terminate on the earlier of (A) the expiration of the term of the Option set forth in Section 6(b) of the Plan or (B) the expiration of a period of 10 days after the Date of Termination during which the exercise of the Option would not be in violation of such requirements;

          (ii) the Grantee's Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

          (iii) the Grantee's Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's vested Stock Awards;

          (iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

     (e) Disability of Grantee. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates as a result of the Grantee's Disability, then, unless otherwise provided by the Award Agreement:

          (i) the Grantee may exercise his or her unexercised Option or SAR at any time within 12 months from the Date of Termination, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the Date of Termination (but in no event later than the expiration of the term of the Option or SAR as set forth in the Award Agreement). If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

         (ii) the Grantee's Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

         (iii) the Grantee's Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's vested Stock Awards;

         (iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

     (f) Death of Grantee. In the event of the death of an Grantee, then, unless otherwise provided by the Award Agreement,

          (i) the Grantee's unexercised Option or SAR may be exercised at any time within 12 months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement), by the Grantee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall immediately revert to the Plan. If, after death, the Grantee's estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

          (ii) the Grantee's Stock Awards, to the extent forfeitable immediately before the date of death, shall thereupon automatically be forfeited;

          (iii) the Grantee's Stock Awards that were not forfeitable immediately before the date of death shall promptly be settled by delivery to the Grantee's estate or a person who acquired the right to hold the Stock Grant by bequest or inheritance, of a number of unrestricted Shares equal to the aggregate number of the Grantee's


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     vested Stock Awards;

          (iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of death shall terminate immediately upon the date of death.

          (g) Buyout Provisions. The Administrator may at any time offer to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made. Any such cash offer made to an Officer or Director shall comply with the provisions of Rule 16b-3 relating to cash settlement of stock appreciation rights. This provision is intended only to clarify the powers of the Administrator and shall not in any way be deemed to create any rights on the part of Grantees to buyout offers or payments.

         (h) Nontransferability of Awards.

          (i) Except as provided in Section 5(h)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under Applicable Law, by the Grantee's guardian or legal representative.

          (ii) Except as provided in Section 5(h) (iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred to encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

          (iii) To the extent and in the manner permitted by Applicable Law, and to the extent and in the manner permitted by the Administrator, and subject to such terms and conditions as may be prescribed by the Administrator, a Grantee may transfer an Award to:

          (A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

          (B) any person sharing the employee's household (other than a tenant or employee);

          (C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

          (D) a foundation in which persons described in (A) or (B) or the Grantee control the management of assets; or

          (E) any other entity in which the persons described in (A) or (B) or the Grantee own more than 50 percent of the voting interests;

          provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Grantee, in exchange for an interest in such entity.

         6. Stock Options.

         (a) Limitations.

         (i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Any Option designated as an Incentive Stock Option:

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         (A) shall not have an aggregate Fair Market Value (determined for each
         Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Company or any Parent or Subsidiary ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the "$100,000 Limit");

              (B) shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year ("Current Grant") and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be exercisable as follows:

                  (1) The portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

                  (2) If, viewed as of the date of the Current Grant, any
              portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(a) (i) (B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant.

         (ii) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 3,000,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(a) (ii).

     (b) Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be l0 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

     (c) Option Exercise Price and Consideration.

         (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and, except as otherwise provided in this Section 6(c) (i), shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

              (A) In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

              (B) Any Option that is (1) granted to a Grantee in connection with the acquisition ("Acquisition"), however effected, by the Company of another corporation or entity ("Acquired Entity") or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof ("Acquired Entity Option") held by such Grantee immediately prior to such Acquisition, and (3) intended to preserve for the Grantee the economic value of all or a portion of such



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     Acquired Entity Option, may be granted with such exercise price as the
     Administrator determines to be necessary to achieve such preservation of economic value.

             (C) Any Option that is granted to a Grantee not previously employed by the Company, or a Parent or Subsidiary, as a material inducement to the Grantee's commencing employment with the Company may be granted with such exercise price as the Administrator determines to be necessary to provide such material inducement.

     (d) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

     (e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of cash, personal check, wire transfer or, subject to the approval of the Administrator:

         (i) pursuant to rules and procedures approved by the Administrator, promissory note;

         (ii) Mature Shares;

         (iii) pursuant to procedures approved by the Committee, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise; or

          (iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law.

     (f) Exercise of Option.

         (i) Procedure for Exercise; Rights as a Stockholder.

             (A) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

                  (B) An Option may not be exercised for a fraction of a Share.

                  (C) An Option shall be deemed exercised when the Company receives:

                       (1) written notice of exercise (in accordance with the
                  Award Agreement) from the person entitled to exercise the Option, and

                       (2) full payment for the Shares with respect to which the
                  Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

                       (3) Shares issued upon exercise of an Option shall be
                  issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
                   Section 11 of the Plan.

                       (4) Exercising an Option in any manner shall decrease the
                   number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     7. Stock Appreciation Rights.

          (a) Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option.

          (b) Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs may be exercised:

              (i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

              (ii) only with respect to the Shares for which its related Option is then e xercisable; and

              (iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

         The value of the payment with respect to the tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

          (c) Payment of SAR Benefit. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

              (ii) the number of Shares with respect to which the SAR is exercised;

         provided, that the Administrator may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant as the Administrator shall specify. As determined by the Administrator, the payment upon exercise of an SAR may be in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

     8. Stock Awards. Subject to the terms of the Plan, the Administrator may grant Stock Awards to any Employee or Consultant, in such amount and upon such terms and conditions as shall be determined by the Administrator.

     9. Performance Units and Performance Shares.

         (a) Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, the Administrator may grant Performance Units or Performance Shares to any Employee or Consultant in such amounts and upon such terms as the Administrator shall determine.

         (b) Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Administrator on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Administrator shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

         (c) Payment of Performance Units and Performance Shares.

             (i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

              (ii) If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Administrator determines appropriate, the Administrator may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

         (d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Administrator may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     10. Deferral of Receipt of Payment. The Administrator may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the grant of or the lapse or waiver of restrictions with respect to Stock Awards or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. If any such deferral is required or permitted, the Administrator shall establish such rules and procedures for such deferral.

     11. Adjustments Upon Changes in Capitalization or Change of Control.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Covered Shares, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Covered Stock, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Stock.

         (b) Change in Control. In the event of a Change in Control, then the following provisions shall apply:

             (i) Vesting. Any Award outstanding on the date such Change in Control is determined to have occurred that is not yet exercisable and vested on such date:

                  (A) shall become fully exercisable and vested on the first anniversary of the date of such Change in Control (the "Change in Control Anniversary") if the Grantee's Continuous Status as an Employee or Consultant does not terminate prior to the Change in Control Anniversary;

                  (B) shall become fully exercisable and vested on the Date of
             Termination if the Grantee's

             Continuous Status as an Employee or Consultant terminates prior to the Chang e in Control Anniversary as a result of termination by the Company without Cause or resignation by the Grantee for Good Reason; or

          (C) shall not become full exercisable and vested if the Grantee's Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company for Cause or resignation by the Grantee without Good Reason.

     For purposes of this Section 11(b)(i), the following definitions shall apply:

          (D) "Cause" means:

              (1) A Grantee's conviction of a crime involving fraud or dishonesty; or

              (2) A Grantee's continued willful or reckless material misconduct in the performance of the Grantee's duties after receipt of written notice from the Company concerning such misconduct;

     provided, however, that for purposes of Section 11(b)(i)(D)(2), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled).

          (E) "Good Reason" means:

              (1) The assignment to the Grantee of any duties inconsistent in any respect with the Grantee's position (including status, titles and reporting requirement), authority, duties or responsibilities, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Grantee within 30 days following the assignment or other action by the Company;

                  (2) Any reduction in compensation; or

              (3) Change in location of office of more than 35 miles without prior consent of the Grantee.

     (ii) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award is outstanding, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or SAR shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his or her Option or SAR as to all or any part of the Covered Stock, including Shares as to which the Option or SAR would not otherwise be exercisable.

     (iii) Merger or Asset Sale. Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, in the event of such a merger or sale each outstanding Option or SAR shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or Subsidiary of the successor corporation does not agree to assume the Option or SAR or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Grantee to have the right to exercise the Option or SAR as to all or a portion of the Covered Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or SAR exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee that the Option or SAR shall be fully exercisable for a period of 15 days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Covered Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Optioned Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

              (iv) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control other than the dissolution or liquidation of the Company, a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, in the event of such a Change in Control, all outstanding Options and SARs, to the extent they are exercisable and vested (including Options and SARs that shall become exercisable and vested pursuant to Section 11 (b) (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options or SARs). These cash proceeds shall be paid to the Grantee or, in the event of death of an Grantee prior to payment, to the estate of the Grantee or to a person who acquired the right to exercise the Option or Stock Purchase Right by bequest or inheritance.

     12. Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. The Plan shall continue in effect until October 17, 2011, unless terminated earlier under
Section 13 of the Plan.

     13. Amendment and Termination of the Plan.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

         (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

         (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14. Conditions Upon Issuance of Shares.

         (a) Legal Compliance. Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required

     15. Liability of Company.

         (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         (b) Grants Exceeding Allotted Shares. If the Covered Stock covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Covered Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

     16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     17. Rights of Employees and Consultants. Neither the Plan nor any Award shall confer upon an Grantee any right with respect to continuing the Grantee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Grantee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

     18. Sub-plans for Foreign Subsidiaries. The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of
Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

                       SCHEDULE TO THE JABIL CIRCUIT, INC.



                            2002 STOCK INCENTIVE PLAN

                  (CONSTITUTING THE COMPANY STOCK OPTION PLAN)





      ADOPTED BY THE COMPANY BY RESOLUTION OF THE BOARD ON APRIL 18, 2002,

                     AND APPROVED BY THE INLAND REVENUE ON __





                       (INLAND REVENUE REFERENCE : X22111)



1.       DEFINITIONS AND INTERPRETATION

1.1 In this schedule these words and expressions shall have the following meanings:

"Acquiring Company"     where the conditions of paragraph 15 of Schedule 9 are
                        met, such company as shall be at any time the "acquiring company" as defined in that paragraph;

"Adoption Date"         April 18, 2002;

"Associated Company"    the meaning given in Section 187(2) of the Taxes Act;

"Common Stock"          common stock of the Company which satisfies the
                        conditions specified in paragraphs 10 to 14 inclusive of
                        Schedule 9;

"the Company"           Jabil Circuit, Inc., a corporation resident in the
                        United States and incorporated in Delaware;

"Control"               the same meaning as given in Section 840 of the Taxes
                        Act;

"Dealing Day"           any day on which the United States National Stock
                        Exchanges are open for trading;

"Eligible               Employee" any Employee of a Participating
                        Company (provided that in the case of a
                        director, he is required to devote to his duties not less than 25 hours per week
                        (excluding meal breaks)) and is not
                        precluded by paragraph 8 of Schedule 9 from participating in the Plan.

"Market Value"          in relation to a share of Common Stock on any day:

                          -if the Common Stock is admitted to
                        the New York Stock Exchange, its closing sale price (or the closing bid, if no sales were reported) for the immediately preceding Dealing Day as published in the Wall Street Journal; or

                        if the Common Stock is not admitted to the New York Stock Exchange its market value as determined in accordance with Sections 272 and 273 of the Taxation of Chargeable Gains Act 1992 and agreed on or before that date with Inland Revenue Shares Valuation.

                        For the avoidance of doubt, references in the Plan to "Fair Market Value" shall not apply to Options granted under this schedule.

"New Option"            an Option over Common Stock meeting the requirements of
                        sub-paragraphs 15(3)(a) to (d) of Schedule 9 (but on the basis that the legislation governing the acquisition of shares in the Company is accepted by the Inland Revenue as being directly comparable to a change of control as envisaged in paragraph 15(1) of Schedule
                        9), granted in consideration for the release of a Subsisting Option within the "appropriate period" (as defined by paragraph 15(2) of Schedule 9);

"Option" a right to acquire Common Stock granted pursuant to Rule 2.2 or Rule 7.2;

"Option Certificate"    the option certificate in the form set out in
                        Appendix II or in such form as the Committee may determine from time to time;

"Participant"           a person who has been granted an Option under this
                        schedule or (where the context admits) his legal personal representative(s);

"Participating Company" the Company and any company which is under the
                        Control of the Company and which the Committee has resolved shall participate in the Plan;

"Plan"                  the Jabil Circuit, Inc. 2002 Stock Incentive Plan;

"Schedule 9"            Schedule 9 to the Taxes Act;

"Subsisting Option"     an Option which has been granted and which has not
                        been lapsed, surrendered, renounced or exercised in full;

"Taxes Act"             the Income and Corporation Taxes Act 1988.

1.2 In the event of any ambiguity or conflict arising between the terms of this schedule and those of the Plan, in relation to Options granted under this schedule, the terms of this schedule shall prevail as between the Participating Companies and Optionees.

2.       GRANT OF OPTIONS

2.1 For the purposes of Options granted under this schedule the powers of the Administrator as set out at section 4(b) of the Plan shall not apply and section 4(b) of the Plan shall be replaced by paragraphs 2.2 to 2.11 below.

2.2 Options may be granted by the Committee under this schedule to Eligible Employees, with references to Non statutory Stock options in section 6 of the Plan including Options granted under this schedule, subject to the terms and conditions of the Plan as amended by this schedule. For the avoidance of doubt, Options granted under this schedule may not be granted to "Consultants" as referred to in the Plan.

2.3 For Options granted under this schedule section 6(c) of the Plan shall not apply. The Exercise Price of Options granted under this schedule shall be determined by the Committee on or prior to the Date of Grant , being not less than the greater of:

         2.3.1 the Market Value of a share of Common Stock on the Date of Grant; and

         2.3.2    the par value of a share of Common Stock;

         but subject to any adjustment made pursuant to paragraph 5 of this schedule.

2.4 Any conditions to which an Option granted under this schedule may be subject under section 6(d) of the Plan:

         2.4.1 shall be based on such objective terms, conditions and/or provisions as the Committee shall determine PROVIDED THAT the availability for exercise of such an Option at a relevant time is not dependant on the discretion of any person; and

         2.4.2 shall be specified on the Date of Grant and shall be set out in full and enclosed with or endorsed on the Option Certificate.

2.5 Where events happen which cause the Committee to consider that any terms, conditions and/or provisions imposed in accordance with section 6(d) of the Plan no longer represent a fair measure of performance the Committee may vary the terms, conditions and/or provisions to the extent that it considers appropriate PROVIDED that it reasonably considers the terms, conditions and/or provisions as varied or amended are no more or less difficult to satisfy and FURTHER PROVIDED THAT the Participants are given notice in writing of the variation as soon as practicable.

2.6 Options granted under this schedule shall, subject to the other terms of this schedule, be subject to the provisions of the Plan and, for the avoidance of doubt, shall be taken into account when calculating the applicable number of shares of Common Stock for the purpose of section 3 of the Plan.

2.7 Any Eligible Employee to whom an Option is awarded shall be entitled within 14 days of receipt of the corresponding option certificate by written notice to the Company to decline to accept the Option and upon receipt of such notice by the Company the Option shall lapse.

2.8 Options granted under this schedule may not be transferred in any other manner than by will. The provisions under section 5(h) of the Plan allowing the transfer of options by other means shall not apply to Options granted under this schedule.

2.9 For the avoidance of doubt, references in the Plan to "Incentive Stock Options", "Stock Purchase Rights", "Stock Appreciation Rights", "Stock Awards", "Performance Units" and "Performance Shares" shall not apply to Options granted under this schedule.

2.10 The words "or such other later date as is determined by the Administrator" in Section 2(o) shall not apply for the purposes of Options granted under this schedule.

2.11 No Option shall be granted under this schedule at a date more than ten years from the Adoption Date.

3.       INDIVIDUAL LIMITS

3.1 No Option shall be granted under this schedule to an Eligible Employee at any time if it would result in the aggregate of the Market Value (calculated on the date when the rights were acquired) of all the shares of Common Stock which he may acquire on the exercise of any option which has been granted to him under:

         3.1.1    this schedule; and

         3.1.2 any other stock option schemes adopted by the Company or an Associated Company and approved by the Inland Revenue excluding any savings-related stock option scheme approved under Schedule 9;

         exceeding in amount Pound Sterling30,000 PROVIDED THAT no account shall be taken of any such options which have been exercised or have lapsed.

3.2 Any Option granted under this schedule to a Participant shall be limited and take effect so that it is over the maximum number of shares of Common Stock which, when multiplied by the relevant Market Value, does not exceed the limits contained in this Rule 3.

3.3 The Market Value of shares shall be calculated as at the time the Options in relation to those shares were granted or such earlier time as may have been agreed in writing with the Board of Inland Revenue.

4.       EXERCISE OF OPTIONS

4.1 An Option granted under this schedule cannot be exercised if at the date of exercise the -Participant is precluded by paragraph 8 of
         Schedule 9 from participation in the Plan.

4.2 For Options granted under this schedule sections 6(e)) and 6(f) of the Plan shall not apply. Instead, an Option may be exercised in whole or in part (but not for a fraction of a share of Common Stock), by the delivery to the Secretary of the Company or his office of:

         4.2.1 a notice of exercise in the form prescribed by the Company duly completed and signed by the Participant (or by his duly authorised agent), stating the number of shares of Common Stock over which the Option is then to be exercised;

         4.2.2 a cheque or cash for the Exercise Price payable in respect of each of the shares of Common Stock over which the Option is to be exercised;

         PROVIDED THAT the Committee may in its discretion allow the exercise of an Option in any other manner which is unambiguous and substantially equivalent and accompanied by a remittance for the Exercise Price payable in respect of the Common Stock over which the Option is exercised. For the avoidance of doubt, any alternative manner of exercise will be subject to the prior approval of the Inland Revenue.

4.3 Stock to be issued pursuant to the exercise of an Option granted under this schedule shall be allotted to the Participant within 30 days following the date of effective exercise of the Option.

4.4 References in section 5(f)(i) of the Plan to the exercise of Options by persons other than the personal representatives of the Participant's estate shall not apply in respect of Options granted under this schedule.

4.5 If on exercise of an Option granted under the schedule the Participant would be liable to tax, duties or other amounts on such exercise and his employer or former employer being the Company, or any Subsidiary thereof, is liable to make a payment to the appropriate authorities on account of that liability no option shall be exercisable unless, prior to the proposed exercise, the Participant shall either:

         4.5.1 grant to the Company the irrevocable authority, as agent of the Participant and on his behalf, to sell or procure the sale of sufficient of the Shares subject to Option so that the net proceeds payable to the Company are so far as possible equal to but not less than the amount payable to the appropriate authorities so that the Company may then pay over the proceeds from the sale to the

                  Participant's employing company and the Participant's employing company shall pay any income tax due on the exercise of the Option and account to the Participant for any balance; or

         4.5.2 make alternative arrangements to the satisfaction of the Company or the Participant's employing company and the Company is informed by the Participant's employing company that the arrangements are satisfactory; or

         4.5.3 pay to the Company or as appropriate the Participant's employing company in Pounds Sterling (whether by cheque or by banker's draft) the amount necessary to satisfy such liabilities.

5.       ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE

5.1 Section 11(a) of the Plan will not apply to Options granted under this schedule at a time when the Plan and this schedule are and are intended to remain approved by the Inland Revenue under Schedule 9, in which case paragraph 5.2 shall apply.

5.2 Subject to paragraph 5.1, in the event of any capitalisation issue or rights issue (which expression shall be deemed to include a variation in share capital having an effect similar to a rights issue) or any reduction, sub-division or consolidation of share capital of the Company by which the rights of the stockholders are altered, the number of shares of Common Stock comprised in any Option and/or the Exercise Price shall be adjusted by the Committee in such manner as it in its absolute discretion determines to be appropriate PROVIDED ALWAYS THAT:

         5.2.1 any such adjustment is subject to the prior written agreement of the Board of Inland Revenue; and

         5.2.2 the Exercise Price shall not be adjusted below the par value of a share of Common Stock.

5.3 The Committee may take such steps as it considers necessary to notify Participants of any adjustment made under this paragraph 5 and to call in, cancel, endorse or re-issue any Option Certificate consequent on such adjustment.

6.       AMENDMENTS TO THE PLAN AND TO OPTIONS

6.1 If any alteration or addition is made at a time when the Plan and this schedule are and are intended to remain approved by the Inland Revenue under Schedule 9 such alteration or addition shall not have effect until it has been approved by the Inland Revenue.

6.2 The words "unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company" in Section 13(c) of the Plan shall not apply in respect of Options granted under this Schedule.

6.3 Save for paragraph 3 of this schedule, any amount referred to in this Plan shall be in US dollars and any conversion or translation from any other currency into US dollars or from US dollars into any other currency shall take place at the rates specified by the Committee based on the prevailing published exchange rates at the relevant time.

7.       CHANGE OF CONTROL

7.1 Section 5(g) of the Plan shall not apply for the purposes of Options granted under this schedule.

7.2 Sections 11(b)(iii) and 11(b)(iv) of the Plan shall be disapplied for the purposes of Options granted under this schedule and shall be replaced by the following:

         If there is a "Change in Control" of the Company as such expression is defined in Section 2(f) of the Plan:

         7.2.1 provided that the circumstances of the "Change in Control" are such that a New Option can be

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                  offered, the Participant may, if the Acquiring Company so
                  agrees, release any Option he holds which has been granted under the schedule and in consideration for the grant of a New Option.

                  A New Option issued in consideration of the release of an Option granted under this schedule shall be evidenced by an Option Certificate which shall import the relevant provisions of this schedule.

                  A New Option shall, for all the other purposes of this schedule, be treated as having been acquired at the same time as the corresponding released Option;

         7.2.2 if a participant is not offered a New Option, the Administrator shall, in lieu of the grant of a New Option, provide for the Participant to have the right to exercise his or her Option as to all of the Covered Stock. If the Administrator makes an Option exercisable in lieu of the grant of a New Option, the Administrator shall notify the Participant that the Option shall be fully exercisable for a period of 15 days from the date of such notice and the Option will terminate upon the expiration of such period.

7.3 References to Participating Company shall continue to be construed as if references to the Company were references to Jabil Circuit, Inc.


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